                            STOCK PURCHASE AGREEMENT

                                     between

             TITAN TECHNOLOGIES AND INFORMATION SYSTEMS CORPORATION,

                              VALIDITY CORPORATION

                                       and

                               THE SHAREHOLDERS OF
                              VALIDITY CORPORATION


                                 March ___, 1998

                                TABLE OF CONTENTS

                                                                           PAGE

1.    PURCHASE AND SALE OF STOCK..............................................1

2.    PURCHASE PRICE..........................................................1

      2.1   Purchase Price....................................................1

3.    THE CLOSING; DELIVERY...................................................2

      3.1   The Closing.......................................................2

      3.2   Delivery..........................................................2

4.    REPRESENTATIONS AND WARRANTIES OF VALIDITY..............................3

      4.1   Organization and Standing.........................................3

      4.2   No Subsidiaries...................................................3

      4.3   Authorization.....................................................3

      4.4   Title to Stock; Encumbrances......................................4

      4.5   No Breach, Etc....................................................4

      4.6   Capitalization....................................................4

      4.7   Taxes.............................................................5

      4.8   Financial Statements..............................................6

      4.9   No Undisclosed Liabilities........................................7

      4.10  Absence of Certain Changes........................................7

      4.11  Title to Assets...................................................8

      4.12  Bank Accounts; Receivables........................................9

      4.13  Equipment.........................................................9

      4.14  Litigation, Etc...................................................9

      4.15  Intellectual Property.............................................9

      4.16  Contracts........................................................10

      4.17  Security Matters.................................................14

      4.18  Employee and Labor Matters; Benefit Plans........................15

      4.19  Compliance with Laws.............................................17

      4.20  Governmental Authorizations......................................17

      4.21  Related Persons..................................................18

      4.22  Insurance........................................................18

      4.23  Real Property; Owned or Leased...................................18


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

      4.24  Environmental Matters............................................19

      4.25  Corporate Records................................................19

      4.26  Full Disclosure..................................................19

      4.27  Brokers..........................................................20

      4.28  Disallowable Director Expense Items..............................20

      4.29  Certain Definitions..............................................20

5.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.....................21

      5.1   Title to Stock; Encumbrances.....................................21

6.    REPRESENTATIONS AND WARRANTIES OF BUYER................................21

      6.1   Organization and Standing........................................21

      6.2   Corporate Power; Authorization...................................21

      6.3   Brokers..........................................................21

      6.4   Consents.........................................................21

      6.5   Litigation, Etc..................................................22

      6.6   Investment Purpose...............................................22

7.    CERTAIN COVENANTS OF VALIDITY AND THE SHAREHOLDERS.....................22

      7.1   Access and Investigation.........................................22

      7.2   Operation of Validity's Business.................................22

      7.3   Notification; Updates to Disclosure Schedule.....................24

      7.4   No Negotiation...................................................24

8.    ADDITIONAL COVENANTS OF THE PARTIES....................................25

      8.1   Filings and Consents.............................................25

      8.2   Public Announcements.............................................25

      8.3   Best Efforts.....................................................25

      8.4   Noncompetition Agreements........................................25

      8.5   Employee Retention Program.......................................26

      8.6   Release..........................................................26

      8.7   Stock Options....................................................26

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...........................26

      9.1   Accuracy of Representations......................................26


                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

      9.2   Performance of Covenants.........................................26

      9.3   Consents.........................................................26

      9.4   Agreements and Documents.........................................26

      9.5   Lease Amendment..................................................26

      9.6   No Restraints....................................................27

      9.7   No Legal Proceedings.............................................27

      9.8   Legends..........................................................27

      9.9   Invention Assignments............................................27

      9.10  No Material Adverse Effect.......................................27

      9.11  Termination of Executive Employment Agreements...................27

      9.12  Termination of Right of First Refusal............................28

10.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS................28

      10.1  Accuracy of Representations......................................28

      10.2  Performance of Covenants.........................................28

      10.3  Documents........................................................28

      10.4  No Restraints....................................................28

      10.5  No Legal Proceedings.............................................28

      10.6  Guaranty.........................................................28

11.   ADDITIONAL AGREEMENTS..................................................29

      11.1  Payment of Taxes.................................................29

      11.2  Tax Election.....................................................29

      11.3  Tax Allocations..................................................29

12.   TERMINATION............................................................30

      12.1  Termination Events...............................................30

      12.2  Termination Procedures...........................................30

      12.3  Termination Fees.................................................30

      12.4  Effect of Termination............................................31

13.   INDEMNIFICATION........................................................31

      13.1  Survival of Representations, Etc.................................31

      13.2  Indemnification by Shareholders..................................31


                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

      13.3  Threshold; Ceiling...............................................32

      13.4  No Contribution..................................................32

      13.5  Defense of Third Party Claims....................................33

      13.6  Definitions......................................................33

      13.7  Recovery of Damages from Notes...................................33

      13.8  Shareholders' Agent..............................................34

14.   MISCELLANEOUS..........................................................35

      14.1  Further Assurances...............................................35

      14.2  Fees and Expenses................................................35

      14.3  Attorneys' Fees..................................................35

      14.4  Notices..........................................................35

      14.5  Time of the Essence..............................................36

      14.6  Headings.........................................................36

      14.7  Counterparts.....................................................36

      14.8  Governing Law....................................................37

      14.9  Successors and Assigns...........................................37

      14.10 Remedies Cumulative; Specific Performance........................37

      14.11 Waiver...........................................................37

      14.12 Amendments.......................................................37

      14.13 Severability.....................................................37

      14.14 Parties in Interest..............................................37

      14.15 Entire Agreement.................................................38

      14.16 Construction.....................................................38

      14.17 Negotiation of Disputes..........................................38

      14.18 Arbitration......................................................38


                                      iv.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

                                    EXHIBITS

Exhibit A - Schedule of Shareholders
Exhibit B - Form of Secured Promissory Note
Exhibit C - Form of Pledge Agreement
Exhibit D - Form of Release
Exhibit E - Opinion of Shareholders' Counsel
Exhibit F - Opinion of Buyer's Counsel
Exhibit G - Schedule of Key Employees


                                       v.

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 24th day of March, 1998 between TITAN TECHNOLOGIES AND INFORMATION SYSTEMS CORPORATION, a Delaware corporation ("Buyer"), a wholly-owned subsidiary of The Titan Corporation ("Titan"), VALIDITY CORPORATION, a California corporation ("Validity"), and the shareholders of Validity (each a "Shareholder," collectively the "Shareholders") identified on Exhibit A hereto (the "Schedule of Shareholders").

                                    RECITALS

      A. The Shareholders own a total of 60,650 shares of Common Stock of Validity, in the amounts indicated on the Schedule of Shareholders, which constitute all of the outstanding capital stock of Validity (the "Shares").

      B. Buyer wishes to acquire from the Shareholders and the Shareholders wish to sell to Buyer all of the Shares upon the terms and subject to the conditions contained in this Agreement.

      C. This Agreement has been approved by the boards of directors of Validity, Titan and Buyer.

      D. Buyer and the Shareholders desire that Buyer and the Shareholders make a joint election under Sections 338(a) and 338(h)(10) of the Internal Revenue Code (and a comparable election under state or local Law) with respect to the purchase and sale of the Shares by Buyer.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, in consideration of the payments to be made to the Shareholders by Buyer pursuant to Section 2 below, each of the Shareholders hereby sells, assigns, conveys and transfers to Buyer, and Buyer hereby purchases from each of the Shareholders, all right, title and interest in and to the Shares held by the Shareholders free and clear of any liens or other Encumbrances.

      2. PURCHASE PRICE.

            2.1 Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") shall be $15,000,000 payable as follows:

                  (a) $12,000,000 [less the amount of any cash advance, in an amount not to exceed $600,000, made by Buyer to Validity (for payment as directed by the Shareholders) made not more than five business days prior to the Closing for the purpose of


                                       1.

enabling the Shareholders to compensate certain persons for their efforts in connection with the transactions contemplated herein] payable in immediately available funds; and

                  (b) Promissory notes of Buyer in the aggregate principal amount of $3,000,000 (each a "Note," collectively the "Notes"), substantially in the form attached hereto as Exhibit B. Each Note shall bear interest at the Prime Rate of Imperial Bank and shall be secured by a pledge by Titan of treasury shares of Titan common stock with a fair market value of $3,000,000 ("Titan Shares") based upon the average of the closing price of Titan common stock on the New York Stock Exchange during the ten trading days ending the day before Closing, pursuant to a pledge agreement substantially in the form attached as Exhibit C ("Pledge Agreement"). Each Note shall mature and shall be fully due and payable (subject to offset as expressly provided in this Agreement) on the first anniversary of this Agreement.

            2.2 Allocation of Purchase Price. At the Closing, Buyer shall pay each Shareholder an amount in cash equal to the product of (i) the Shareholder's "Applicable Fraction" multiplied (ii) by $12,000,000 (or such lesser amount as Buyer delivers at the Closing, as set forth in Section 2.1(a) hereof) and shall deliver to each Shareholder a Note in the principal amount equal to the product of (x) the Shareholder's Applicable Fraction and (y) $3,000,000. A Shareholder's "Applicable Fraction" shall be the fraction (i) having a numerator equal to the number of Shares held by such Shareholder on the Closing Date as set forth on the Schedule of Shareholders, and (ii) having a denominator equal to the total number of Shares held by all of the Shareholders on the Closing Date as set forth on the Schedule of Shareholders.

      3. THE CLOSING; DELIVERY.

            3.1 The Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121, at 10:00 a.m. on a date that is no later than March 31, 1998 (the "Closing Date"), or at such other place, time and date as Buyer and the Shareholders may agree.

            3.2 Delivery. At the Closing:

                  (a) The Shareholders shall deliver to Buyer stock certificates, with duly executed assignments separate from certificate endorsing the certificates in Buyer's name, representing the Shares being sold, assigned, conveyed and transferred hereunder by the Shareholders to Buyer.

                  (b) Each Shareholder shall receive an amount in cash (paid by wire transfer, cashier's or certified check, or other means of payment of immediately available funds) equal to the amount specified by Section 2.2.

                  (c) Each Shareholder shall receive a Note, for the principal amount specified by Section 2.2, and the Pledge Agreement together with a stock certificate and assignment separate from certificate endorsed in blank for the Titan Shares to be held by an escrow agent on behalf of the pledgees.


                                       2.

                  (d) Buyer shall have received from each of the Shareholders a general release in the form of Exhibit D.

                  (e) Buyer shall have received from the Shareholders' counsel an opinion of such counsel in the form of Exhibit E.

                  (f) The Shareholders shall have received from Buyer's counsel an opinion of such counsel in the form of Exhibit F.

                  (g) Buyer shall have received from Validity resignations of all of the directors of Validity.

                  (h) Each of the Shareholders shall have delivered to Buyer the Election pursuant to Section 11.2 of this Agreement.

      4. REPRESENTATIONS AND WARRANTIES OF VALIDITY. Except as set forth in the disclosure schedules attached hereto (each a "Schedule," collectively, the "Disclosure Schedule"), Validity represents and warrants to Buyer, as of the Closing Date, as follows:

            4.1 Organization and Standing. Validity is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified or licensed to do business and is in good standing under the laws of the States of Arizona and Maryland. Validity has all requisite corporate power and all necessary governmental approvals to own, lease and operate its properties and assets, and to carry on its business as presently conducted. Validity is qualified or licensed to do business in all jurisdictions in which the nature of its business or properties requires such qualification, except where the failure to so qualify will not cause a material adverse effect on the business, assets or financial condition of Validity. Validity has not conducted business under, or otherwise used, for any purpose or in any jurisdiction any fictitious name, assumed name, trade name or other name other than "Validity Corporation."

            4.2 No Subsidiaries. Validity has no direct or indirect subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association, partnership, joint venture or other business entity. Validity has not agreed and is not obligated to make any future investment in or capital contribution to any other corporation, association, partnership, joint venture or other business entity.

            4.3 Authorization. The Shareholders have all requisite power and authority to enter into this Agreement, to sell and transfer the Shares pursuant to this Agreement and to carry out and perform all of their obligations under the terms of this Agreement. All corporate action on the part of Validity, if any, and all actions on the part of Validity's officers, directors, shareholders and security holders that are necessary for the authorization, execution, delivery and performance of the Agreement have been taken. The Agreement, when executed and delivered, shall constitute the legal and binding obligation of Validity and the Shareholders, enforceable against Validity and the Shareholders, respectively, in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.


                                       3.

            4.4 Title to Stock; Encumbrances. The Shareholders are the true, lawful record and beneficial owners of the Shares being transferred and sold to Buyer hereunder, with no restrictions on the Shareholders' voting rights or rights of transfer or disposition pertaining to such Shares, and the Shares constitute all of the shares of capital stock of Validity owned beneficially or of record by the Shareholders. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting thereof. Upon the Closing, Buyer will own all of the outstanding shares of capital stock of Validity free and clear of any lien or other Encumbrances (as defined in Section 4.29). All outstanding shares of capital stock of Validity have been issued in compliance with applicable securities laws and other applicable Legal Requirements (as defined in Section 4.29) and in compliance with all requirements of applicable Contracts (as defined in Section 4.29).

            4.5 No Breach, Etc. The execution and delivery of this Agreement and all documents and certificates to be delivered hereunder by Validity and the Shareholders in connection with the transactions contemplated hereby do not, and the performance and consummation by Validity and the Shareholders of their obligations hereunder will not, with or without the passage of time or otherwise, result in any conflict with, breach or violation of or default, termination, forfeiture or Encumbrance under any terms or provisions of Validity's Articles of Incorporation or Bylaws, any statute, rule, regulation, judicial or governmental decree, order or judgment or any material agreement, lease or other instrument or other obligation, to which Validity or the Shareholders are a party or to which Validity's assets or any Shareholders' assets are subject and do not require any consent, approval, authorization or permit of or filing with or notification to any Governmental Body (as defined in Section 4.29), including without limitation, any filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or, except as disclosed in Schedule 4.5, require any consent or approval of any third party, including any party to a Material Contract (as defined in Section 4.16(a)).

            4.6 Capitalization. The authorized capital stock of Validity consists of Five Hundred Thousand (500,000) shares of Common Stock, $1.00 par value, of which Sixty-Thousand Six Hundred Fifty (60,650) shares of Common Stock are and will be, immediately prior to the Closing, issued and outstanding. All of such shares of outstanding Common Stock are owned by the Shareholders in the amounts indicated on the Schedule of Shareholders and are being sold to Buyer hereunder. No other shares of capital stock or securities of Validity are outstanding. All of the issued and outstanding shares of Common Stock of Validity are duly authorized, validly issued, fully paid and nonassessable, were not issued in violation or breach of any preemptive or similar rights, and have been issued in compliance with all applicable federal and state securities laws. There are no outstanding options, warrants, convertible securities or other rights under which Validity is or may become obligated to issue, assign or transfer any shares of its capital stock, and none of the foregoing will arise as a result of the execution or performance of the Agreement or the transactions contemplated herein. Validity has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities and none of the shares of capital stock or securities of Validity is subject to a right of repurchase in favor of Validity.


                                       4.

            4.7 Taxes.

                  (a) All tax returns required to be filed by or on behalf of Validity with any Governmental Body on or before the Closing Date or for periods occurring on or before the Closing Date (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately prepared in all material respects. Validity has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable. Validity's Financial Statements (as defined in Section 4.8) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. "Tax or Taxes" shall mean all federal, state, county, city, municipality, assessment districts, local and foreign taxes and other assessments and governmental charges of a similar nature including, but not limited to, income, sales, use, excise, personal and real property (tangible and intangible) taxes imposed by any Government Body (as defined in Section 4.29) (whether imposed directly or through withholding), including interest, penalties and additions to Tax applicable thereto.

                  (b) No claim or legal proceeding is pending or has been threatened against or with respect to Validity in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Validity. There are no liens for Taxes upon any of the assets of Validity, except liens for current Taxes not yet due and payable. No extension or waiver of any limitation period applicable to any Validity Tax returns has been granted by Validity (or any other person) and no such extension or waiver has been requested. No Validity return relating to Taxes has been examined or audited by any Governmental Body except as disclosed on Schedule 4.7(b).

                  (c) At all times from October 1, 1990, through the Closing Date, Validity has been an S corporation within the meaning of Section 1361(a)(1) of the Code and has used September 30 as its taxable year. Validity and the Shareholders have not taken any action that has or shall result in the termination of Validity's status as an S corporation within the meaning of
Section 1361(a)(1) of the Code or imposition of a tax on Validity under the provisions of Section 1374 of the Code. Validity has not conducted any business in any state or political subdivision in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax. Validity does not conduct any business which is a historic business of, a continuation of, or successor to any business which was previously conducted by another corporation or any other entity which was subject to a United States corporate level tax on its gain or income including a tax imposed by reason of the provisions of Section 1374 and 1375 of the Code, or any predecessor provisions thereto. Validity has never acquired any asset, including goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of Section 1361(a)(2) of the Code or S corporation subject to the provisions of Section 1374 of the Code or predecessor provisions thereto. Validity has no accumulated earnings and profits. Validity's status as an S corporation will continue to be in effect at the time of the consummation of the transactions contemplated hereby so as to permit the effectiveness of the Election (as defined in Section 11.2) and the Shareholders shall not take, and shall not cause or permit Validity to take any action inconsistent with the foregoing.


                                       5.

                  (d) Except for potential Tax on built-in gain under Section 1374 of the Code as disclosed on Schedule 4.7(c), which shall not exceed the Excluded Liability (as defined in Section 11.1), Validity will not be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of assets caused by the Election.

            4.8 Financial Statements.

                  (a) Validity has delivered to Buyer the following financial statements and notes (collectively, the "Financial Statements"):

                        (i) the unaudited balance sheets of Validity as of September 30, 1997 and 1996, and the related unaudited income statements, statements of shareholders' equity and statements of cash flows of Validity for the years then ended, together with the notes thereto reviewed by Jassoy Graff & Douglas LLP; and

                        (ii) the unaudited balance sheet of Validity as of December 31, 1997 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of Validity for the three- month period then ended.

                  The Financial Statements are accurate and complete in all material respects and present fairly the financial position of Validity as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 4.8(a)(i)) cash flows of Validity for the periods covered thereby. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 4.8(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

                  (b) Validity's invoices (and its accounts receivables) on Government Contracts as defined in Section 4.29 that permit Validity to bill based upon estimates of its subcontractors' work-in-progress plus Validity's permitted fee ("Gold P.O.s") are reasonable estimates of the actual subcontractors' charges for the work done as of the date of the invoices on such Government Contracts. The aggregate of all of Validity's outstanding accounts receivable for all Gold P.O.s on Validity's books equals Validity's liability to all subcontractors on such Government Contracts, except for Validity's permitted fees on such subcontractor work, fees for Validity work, and except for immaterial discrepancies resulting from Validity billing for estimated work prior to the receipt from its subcontractors of invoices for actually completed work. Upon receipt of all bills from subcontractors, Validity reconciles the actual bill to Validity's estimates used to bill on Gold P.O.s and adjusts the bills in accordance with applicable accounting procedures to account for any such discrepancies within three (3) billing cycles. Subject to the exceptions noted above, if the difference for all outstanding Gold P.O.s contracts as of Closing has a net payable of $25,000 in aggregate of accrued liabilities compared to recievables for which Gold P.O.s apply , then the discrepancy will result in an offset against the Notes payable. This offset will not be subject to the $1,000,000 threshold amount as described in the Agreement. Prior to payment under the Notes, the parties will have a reconciliation of the Gold P.O.s in accordance with the criteria set forth in Schedule 4.8 ("Final Reconciliation"). If either party disputes the Final Reconciliation, the Final Reconcilition will be submitted to Arthur


                                       6.

Andersen, LLP or another Big Six accounting firm who shall determine the matter. The findings of such accounting firm shall be binding and nonappealable.

            4.9 No Undisclosed Liabilities. Except as set forth in this Agreement and except for liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet and accrued payables or accrued salaries that have been incurred by Validity since January 1, 1998, in the ordinary course of business and consistent with past practices; (i) Validity has no liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect, matured or unmatured or otherwise) and (ii) no facts exist that could reasonably be expected to give rise to any basis for the assertion against Validity of any liability except liabilities and obligations incurred in the ordinary course of Validity's business and consistent with past practice.

            4.10 Absence of Certain Changes. Since December 31, 1997, there has not been any:

                  (a) material adverse change in the financial condition, assets, liabilities, business or operations of Validity;

                  (b) material loss, damage or destruction, whether covered by insurance or not, affecting Validity's business or properties or any material interruption in the use of any of Validity's properties;

                  (c) material increase in the salaries, wages or other remuneration or compensation to any employee or agent of Validity, or in any benefits payable or to become payable to any employee or agent of Validity (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment or the establishment or adoption of any new employee benefit plan), or any material bonus or other employee benefit granted, made or accrued to any such person except as set forth on Schedule 4.10(c);

                  (d) hiring of any new employee with an annual base compensation rate (including projected commissions) in excess of $40,000 other than employees who are chargeable as direct labor on Validity's existing Government Contracts;

                  (e) labor dispute or disturbance;

                  (f) declaration, setting aside, or payment of any dividend or any other distribution to any of the Shareholders; any redemption, purchase or other acquisition by Validity of any shares or other interest in Validity, or any security relating thereto; or any other payment to any shareholder or shareholders of Validity;

                  (g) sale, lease or other transfer or disposition of any material properties or assets of Validity, except for the sale of inventory items in the ordinary course of business;


                                       7.

                  (h) indebtedness for borrowed money incurred, assumed or guaranteed by Validity except for routine borrowings in the ordinary course of Validity's business under its $1.25 million line of credit from Union Bank of California ("Line of Credit");

                  (i) mortgage, pledge, lien or Encumbrance made on any of the properties or assets of Validity;

                  (j) capital expenditures in excess of $25,000 in the aggregate or $10,000 as to any individual capital expenditure;

                  (k) waiver of material rights under any material contract to which Validity is a party;

                  (l) sale, issuance or authorization of any capital stock or other security, or any option or right to acquire any capital stock, or any instrument convertible into or exchangeable for any capital stock or other security;

                  (m) amendment to Validity's Articles of Incorporation or Bylaws, and Validity has not effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (n) formation of a subsidiary or acquisition of any other entity;

                  (o) write-off as uncollectible, or establishment of any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (p) change in Validity's method of accounting or accounting practices;

                  (q) commencement or settlement of legal proceedings;

                  (r) loan or advance (other than advances to employees in the ordinary course of business for travel in accordance with past practice) to any person including, but not limited to, any officer, director or employee of Validity;

                  (s) entering into of any type of license agreement or other agreement regarding intellectual property rights;

                  (t) making of any Tax election;

                  (u) other material action, commitment or transaction by Validity (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice; or

                  (v) agreement or commitment to take any of the actions referred to in clauses "(c)" through "(u)" above.

            4.11 Title to Assets. Validity owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets owned and reflected on the


                                       8.

Unaudited Interim Balance Sheet; (ii) all of its rights under the Contracts identified in Schedule 4.16; and (iii) all other assets reflected in its books and records as being owned by Validity. Except as set forth in Schedule 4.11, all of said assets are owned by Validity free and clear of any liens or other Encumbrances, except for any lien for current taxes not yet due and payable.
Schedule 4.11 identifies all assets that are material to the business of Validity and that are being leased or licensed to Validity and the lease or license agreement relating to each such asset.

            4.12 Bank Accounts; Receivables.

                  (a) Schedule 4.12(a) provides accurate information with respect to each account maintained by or for the benefit of Validity at any bank or other financial institution.

                  (b) Schedule 4.12(b) provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Validity as of December 31, 1997. Except as set forth in Schedule 4.12(b), all existing accounts receivable of Validity (i) represent valid obligations of customers of Validity arising from bona fide transactions entered into in the ordinary course of business and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $85,000 in the aggregate).

            4.13 Equipment. All material items of equipment and other tangible assets owned by or leased to Validity are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Validity's business, in the manner in which such business is currently being conducted.

            4.14 Litigation, Etc. No action, suit, proceeding, or investigation of any nature is pending or, to the best of Validity's knowledge, threatened against Validity, nor, to the best of Validity's knowledge, is there any basis therefor. The foregoing includes: any action, suit, proceeding or investigation, pending or threatened, which questions the validity of the Agreement or the right of Validity or the Shareholders to enter into the Agreement or to sell and transfer the Shares being sold and transferred hereunder, or which might result, either individually or in the aggregate, in any material adverse change in the condition or affairs of Validity, financial or otherwise; or any litigation pending or threatened by or against Validity or any Shareholder by reason of the past or current employment relationships of any employee, officer or consultant of Validity or the activities of any Shareholder, including but not limited to negotiations by any Shareholder with possible purchasers of, or investors in, Validity or its business. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against Validity or any Shareholder with respect to Validity. No action, suit, proceeding or investigation is pending or threatened by Validity or any Shareholder with respect to Validity.

            4.15 Intellectual Property. The term "Validity Intellectual Property" shall include all (i) registered and unregistered trademarks, service marks and applications therefor (collectively "Marks"), (ii) patents (including any extension, continuation, registration, confirmation, reissue, renewal or re-examination thereof) and patent applications (collectively "Patents"), (iii) copyrights in both published works and unpublished works ("Copyrights"), and


                                       9.

(iv) know-how, trade secrets and other confidential information ("Trade Secrets"), in each case owned, used or licensed by Validity as licensee or licensor. All material Validity Intellectual Property owned or licensed by Validity is listed on Schedule 4.15. The Validity Intellectual Property includes all intellectual property rights necessary for the operation of the business of Validity as it is currently conducted. The operation of the business of Validity as it is currently conducted does not and will not infringe, violate or misappropriate any intellectual property rights of any third party. Validity is the owner or licensee of all right, title and interest in and to all of the Validity Intellectual Property free and clear of all liens and Encumbrances, and has the right to use without further payment to a third party all of the Validity Intellectual Property. To Validity's knowledge, there are no actual or claimed infringements, violations or misappropriations existing by or against any third party with respect to the Validity Intellectual Property. To Validity's knowledge, all of the Validity Intellectual Property is valid and enforceable, and neither Validity nor any Shareholder has, by act or failure to act, including without limitation, by failure to attach any required notice or failure to pay fees, transferred any rights to the Validity Intellectual Property into the public domain. Validity is not making use of any Validity Intellectual Property in connection with the business of Validity in which any present or past employee, partner, shareholder, licensor, licensee or agent of Validity has or has claimed an interest, and to Validity's knowledge, there are no facts that could reasonably be expected to give rise to such a claim.

            4.16 Contracts.

                  (a) Schedule 4.16 identifies each Contract of Validity:

                        (i) relating to the employment of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment in excess of $40,000 per year other than employees who are chargeable as direct labor on Validity's existing Government Contracts;

                        (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Validity Intellectual Property;

                        (iii) imposing any restriction on Validity's right or ability (A) to compete with any other person or entity, (B) to acquire any product or other asset or any services from any other person or entity, to sell any product or other asset to or perform any services for any other person or entity or to transact business or deal in any other manner with any other person or entity, or (C) to develop or distribute any technology;

                        (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship;

                        (v) relating to the acquisition, issuance or transfer of any securities;

                        (vi) relating to the creation of any Encumbrance with respect to any asset of Validity;


                                      10.

                        (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                        (viii) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                        (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 4.21);

                        (x) constituting or relating to a Government Contract (as defined in Section 4.29) or Government Bid (as defined in Section 4.29);

                        (xi) that was entered into outside the ordinary course of business or was inconsistent with Validity's past practices;

                        (xii) that has a term of more than 60 days and that may not be terminated by Validity (without penalty) within 60 days after the delivery of a termination notice by Validity; and

                        (xiii) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $40,000 in the aggregate, or (B) the performance of services having a value in excess of $40,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

                  (b) Validity has made available to Buyer accurate and complete copies of all written Material Contracts identified in Schedule 4.16, including all amendments thereto. Schedule 4.16(b) provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract is valid and in full force and effect, and, to the best of the knowledge of Validity, is enforceable by Validity in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Schedule 4.16 and 4.16(b):

                        (i) Validity has not violated or breached, or committed any default under, any Material Contract, and, to the best of the knowledge of Validity, no other person or entity has violated or breached, or committed any default under, any Material Contract;

                        (ii) to the best of the knowledge of Validity, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any person or entity the right to declare a default or exercise any remedy under any Material Contract, (C) give any person or entity the right to


                                      11.

accelerate the maturity or performance of any Material Contract, or (D) give any person the right to cancel, terminate or modify any Material Contract;

                        (iii) since January 1, 1997, Validity has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

                        (iv) Validity has not waived any of its material rights under any Material Contract.

                  (d) No person or entity is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to Validity under any Material Contract or any other material term or provision of any Material Contract.

                  (e) The Contracts identified in Schedule 4.16 and Schedule 4.16(b) collectively constitute all of the contracts necessary to enable Validity to conduct its business in the manner in which its business is currently being conducted.

                  (f) Schedule 4.16 and Schedule 4.16(b) identify and provide a brief description of each proposed contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by Validity since July 1, 1997.

                  (g) Schedule 4.16 and Schedule 4.16(b) provide an accurate description and breakdown of Validity's backlog as of December 31, 1997, under the Material Contracts.

                  (h) Except as set forth in Schedule 4.16 and Schedule 4.16(b):

                        (i) Validity has not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

                        (ii) Validity has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

                        (iii) Validity has not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

                        (iv) all facts set forth in or acknowledged by Validity in any certification, representation or disclosure statement submitted by Validity with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;


                                      12.

                        (v) neither Validity nor any of its employees has been debarred or suspended from doing business with any Governmental Body, and, to the best of the knowledge of Validity, no circumstances exist that would warrant the institution of debarment or suspension proceedings against Validity or any employee of Validity;

                        (vi) no negative determinations of responsibility have been issued against Validity in connection with any Government Contract or Government Bid;

                        (vii) no direct or indirect costs incurred by Validity have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

                        (viii) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to Validity under any Government Contract other than routine retentions that are not in dispute;

                        (ix) there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, legal proceeding or indictment involving Validity or any of its employees, (B) the questioning or disallowance of any costs submitted for payment by Validity, (C) the recoupment of any payments previously made to Validity, (D) a finding or claim of fraud, defective pricing or improper payments on the part of Validity, or (E) the assessment of any penalties or damages of any kind against Validity;

                        (x) there is not and has not been any (A) outstanding claim against Validity by, or dispute involving Validity with, any prime contractor, subcontractor, vendor or other person arising under or relating to the award or performance of any Government Contract, (B) fact known by Validity upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, or (C) final decision of any Governmental Body against Validity;

                        (xi) Validity is not undergoing and has not undergone any audit, and Validity has no knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

                        (xii) Validity has not entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

                        (xiii) no payment has been made by Validity or by any person acting on Validity's behalf to any person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of Validity) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;


                                      13.

                        (xiv) Validity's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

                        (xv) Validity has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other proprietary assets;

                        (xvi) in each case in which Validity has delivered or otherwise provided any technical data, computer software or Validity Intellectual Property to any Governmental Body in connection with any Government Contract, Validity has marked such technical data, computer software or Validity Intellectual Property with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other person or entity is able to acquire any unlimited rights with respect to such technical data, computer software or Validity Intellectual Property;

                        (xvii) Validity has not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

                        (xviii) Validity has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for all years from inception through 1993, and those years are closed;

                        (xix) the responsible government representatives have agreed with Validity as to the "forward pricing rates" that Validity is charging on cost-type Government Contracts and including in Government Bids;

                        (xx) Validity is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement; and

                        (xxi) Neither Validity nor any director, officer, agent, employee or other person acting on behalf of Validity has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither Validity nor any director, officer, agent, employee or other person acting on behalf of Validity has accepted or received any unlawful contributions, payments, gifts or expenditures.

            4.17 Security Matters. Validity is in compliance with all security and related requirements on its Government Contracts.


                                      14.

            4.18 Employee and Labor Matters; Benefit Plans.

                  (a) Schedule 4.18(a) identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by Validity for the benefit of any employee of Validity ("Employee").

                  (b) Except as set forth in Schedule 4.18(a), Validity does not maintain, sponsor or contribute to, and, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

                  (c) Validity maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Schedule 4.18(a) (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                  (d) With respect to each Plan, Validity has delivered to
Buyer:

                        (i) an accurate and complete copy of such Plan (including all amendments thereto);

                        (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                        (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                        (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                        (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                        (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).


                                      15.

                  (e) Validity is not and has never been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. Validity has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. Validity has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

                  (f) Validity does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

                  (g) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

                  (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                  (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

                  (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither Validity nor any of the Shareholders is aware of any reason why any such determination letter should be revoked.

                  (k) Except as set forth in Schedule 4.18(k), neither the execution, delivery or performance of this Agreement, nor the consummation of the sale of Shares or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of Validity (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (l) Schedule 4.18(l) contains a list of all salaried Employees of Validity as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions.
Schedule 4.18(l) also contains a list of all Employees of Validity with security clearances and the level of such security clearance. Validity is not a party to any collective


                                      16.

bargaining contract or other Contract with a labor union involving any of its Employees. All of Validity's employees are "at will" employees.

                  (m) Schedule 4.18(m) identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

                  (n) Validity is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters including without limitation Legal Requirements respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and are not engaged in any unfair labor practice.

                  (o) Validity has good labor relations with its Employees and has no reason to believe that (i) the sale of Shares or any of the other transactions contemplated by this Agreement will have a material adverse effect on Validity's labor relations, or (ii) that any Validity Employees intend(s) to terminate his or her employment with Validity following the Closing.

                  (p) All persons classified by Validity as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and Validity has fully and accurately reported their compensation on IRS Forms 1099 when required to do so, except to the extent that any misclassification of any such person will not have a material adverse effect on Validity.

                  (q) There is no charge or compliance proceeding actually pending or, to Validity's knowledge threatened against Validity before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices.

            4.19 Compliance with Laws. Validity is, and at all times during the period prior to the date hereof Validity has been, in material compliance with all applicable Legal Requirements. Validity has not received any notice or communication from any Governmental Body regarding any violation of, or failure to comply with, any Legal Requirements.

            4.20 Governmental Authorizations. Validity has all Governmental Authorizations necessary to enable Validity to conduct its business in the manner in which business is currently being conducted, except where any failure to have such Governmental Authorizations has not had and will not have a material adverse effect on Validity. Validity is, and at all times since January 1, 1993, has been, in compliance with the material terms and requirements of such Governmental Authorizations. Since January 1, 1993, Validity has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. "Governmental


                                      17.

Authorization" shall mean any (a) permit, license, consent, certificate, franchise, permission, clearance, registration, qualification, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Government Contract.

            4.21 Related Persons. (a) No shareholder, director, officer, former director or officer, or employee of Validity, or any member of the immediate family of such person or any entity owned or controlled in whole or in part by any such person ("Related Party") has, and no Related Party has at any time since January 1, 1993, had, any direct or indirect interest in any material asset used in or otherwise relating to the businesses of Validity; (b) no Related Party is, or has at any time since January 1, 1993, been, indebted to Validity; (c) since January 1, 1993, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing with or involving Validity; (d) no Related Party is competing, or has at any time since January 1, 1993, competed, directly or indirectly, with Validity; and (e) no Related Party has any claim or right against Validity (other than rights to receive compensation for services performed as an employee of Validity).

            4.22 Insurance. Schedule 4.22 sets forth (a) an accurate summary description of each insurance policy providing coverage for liability exposure (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Validity is currently, or has been during the past three years, a party, a named insured or otherwise the beneficiary of coverage and (b) all insurance loss runs or worker's compensation claims received for the past three policy years. With respect to each such insurance policy: to Validity's knowledge, (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) there will be no breach or other violation of the policy resulting from this transaction; and (c) Validity is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

            4.23 Real Property; Owned or Leased. Schedule 4.23 sets forth a complete and accurate description of each parcel of real property owned by or leased to Validity. Schedule 4.23 contains a description of all buildings, fixtures, and other improvements located on these real properties and a list of the policies of title insurance, if any, issued to Validity for these properties. All the leases listed on Schedule 4.23 are valid and in full force and effect, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases and no person (except Validity) has any right of possession to such leased property or any part thereof. Validity owns clear and marketable title, free of any liens or Encumbrances, to all improvements and fixtures located on these real properties. There is presently no pending or, to Validity's knowledge, contemplated condemnation of any of the property listed on Schedule 4.23 or any part thereof, and Validity has made no commitment to any governmental or quasi-governmental entity or to any other person or entity which relates to such property or imposes upon Validity or Validity's successors or assigns any obligation to pay or contribute property or money or to construct, install or maintain any improvements on or off such property. There are no violations by Validity of any law, including any building, planning or zoning law relating to any owned or leased real properties


                                      18.

that would have a material adverse effect on Validity or its financial condition, assets, liabilities, business, or operations.

            4.24 Environmental Matters. Validity is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Validity of all permits and other Government Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Validity has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Validity is not in compliance with any Environmental Law, and there are no circumstances that may prevent or interfere with Validity's compliance with any Environmental Law in the future. No current or prior owner of any property leased or controlled by Valdity has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner is not in compliance with any Environmental Law. All Government Authorizations currently held by Validity pursuant to Environmental Laws are identified in Schedule 4.24. None of the real properties owned or leased by Validity (including, without limitation, soils, surface water and groundwater located at such properties) is contaminated with any Materials of Environmental Concern. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroluem products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

            4.25 Corporate Records Validity has delivered, or made available for inspection, to Buyer accurate and complete copies of (1) Validity's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of Validity; and (3) the minutes and other records of the formal meeting and proceedings (including any actions taken by written consent or otherwise without a meeting) of the Shareholders, the board of directors of Validity and all committees of the board of directors of Validity. There have been no formal meetings or other proceedings of the Shareholders, the board of directors of Validity or any committee of the board of directors of Validity that are not fully reflected in such minutes or other records. The stock records and minutes books are accurate, up to date and complete in all material respects.

            4.26 Full Disclosure. No statement by the Shareholders or Validity contained in this Agreement, or the Exhibits, Schedules or other attachments hereto, or any written certificate furnished or to be furnished to Buyer pursuant hereto (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.


                                      19.

            4.27 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based on any arrangement or agreement made by or on behalf of Validity or the Shareholders.

            4.28 Disallowable Director Expense Items. All costs related to Related Persons (as defined in Section 4.21), including, but not limited, to compensation, consultation fees, life insurance premiums, auto allowances, business meals related party facility cost and any facility purchase options have been properly classified as unallowable costs for Government Contract accounting purposes as described below. Any costs related to the Related Persons that have not been properly self disallowed for Government accounting purposes but were not self disallowed and which result in liability to Buyer will be used to offset the Note and shall not be subject to the $1,000,000 exclusion.

            4.29 Certain Definitions. For purposes of this Agreement:

                  (a) "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

                  (b) "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security (excluding restrictions under applicable federal and state securities laws) or other asset, any restriction on any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

                  (c) "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

                  (d) "Governmental Body" shall mean any (i) nation, state, commonwealth, province, territory, county, city, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including governmental division, department, agency, commission, board, instrumentality, official, organization, unit, or body).

                  (e) "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest other than any contract, subcontract, letter contract, purchase order or delivery order that was fully performed by Validity before 1990 and has been closed.

                  (f) "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted,


                                      20.

promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder, severally and not jointly, represents and warrants to Buyer, as of the Closing Date, as follows:

            5.1 Title to Stock; Encumbrances. Such Shareholder is the true, lawful record and beneficial owner of the Shares set forth beside such Shareholder's name on the Schedule of Shareholders and such Shares are being transferred and sold to Buyer hereunder, with no restrictions on the voting rights or rights of disposition pertaining to such Shares (excluding restrictions under applicable federal and state securities laws). The Shares set forth beside such Shareholder's name on the Schedule of Shareholders constitute all of the shares of capital stock of Validity owned beneficially or of record by each such Shareholder. As of the Closing such Shareholder will convey to Buyer good and valid title to such Shares free and clear of any and all liens or other Encumbrances. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting thereof.

      6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Validity and the Shareholders as follows:

            6.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and is entitled to carry on its respective business as now being conducted by it and to own, lease or operate its respective properties as and in the places where such business is now conducted and properties are now owned, leased or operated.

            6.2 Corporate Power; Authorization. Buyer has all requisite legal and corporate power and authority to enter into the Agreement and to execute and deliver the Notes and Pledge Agreement (the "Transaction Documents") and to carry out and perform all of its obligations under the terms of the Agreement and the Transaction Documents. All corporate action on the part of Buyer and all action on the part of its officers and directors necessary for the authorization, execution and delivery of this Agreement and the Transaction Documents by Buyer and for the performance of Buyer's obligations hereunder and thereunder has been taken, and the Agreement and the Transaction Documents, when duly executed and delivered, shall constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

            6.3 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

            6.4 Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated herein does not require the


                                      21.

consent, approval or action of, or any filing with or notice to, any Governmental Body or other person or entity.

            6.5 Litigation, Etc. No action, suit, proceeding, or investigation of any nature is pending or, to the best of Buyer's knowledge, is threatened against Buyer which questions the validity of the Agreement or the right of Buyer to enter into the Agreement.

            6.6 Investment Purpose. Buyer is acquiring the Shares solely for the purpose of investment, and not with a view to, or for offer or sale in connection with, any distribution thereof.

      7. CERTAIN COVENANTS OF VALIDITY AND THE SHAREHOLDERS.

            7.1 Access and Investigation. During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), Validity shall, and shall cause its representatives to: (a) provide Titan, Buyer and their representatives with reasonable access to Validity personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to Validity; and (b) provide Titan, Buyer and their representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to Validity, and with such additional financial, operating and other data and information regarding Validity, as Titan or Buyer may reasonably request.

            7.2 Operation of Validity's Business. During the Pre-Closing Period, except pursuant to prior written consent of Buyer, Validity shall:

                  (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                  (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other persons having business relationships with it;

                  (c) keep in full force all insurance policies identified in
Schedule 4.22;

                  (d) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                  (e) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (f) not amend or waive any of its rights under, or permit the acceleration of vesting under, any outstanding stock option or warrant to acquire Validity Common Stock;


                                      22.

                  (g) not amend or permit the adoption of any amendment to Validity's Articles of Incorporation or bylaws, or effect or permit Validity to become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (h) not form any subsidiary or acquire any equity interest or other interest in any other entity;

                  (i) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Validity during the Pre-Closing Period, do not exceed $10,000 per month;

                  (j) subject to requirements contained in the Line of Credit referred to below, not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

                  (k) not (i) acquire, lease or license any right or other asset from any other person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by Validity pursuant to Contracts that are not Material Contracts;

                  (l) not (i) lend money to any person or (ii) incur or guarantee any indebtedness for borrowed money (except that Validity may make routine borrowings in the ordinary course of business under its Line of Credit; provided that Validity shall use its best efforts to use collections from accounts receivable and other cash receipts to pay down the Line of Credit prior to Closing);

                  (m) not (i) establish, adopt or amend any Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (other than the $600,000 set aside from the Purchase Price to be awarded by Validity prior to Closing), or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $40,000 other than employees who are chargeable as direct labor on existing or newly awarded Validity Government Contracts;

                  (n) not change any of its methods of accounting or accounting practices in any material respect;

                  (o) not make any Tax election;

                  (p) not commence or settle any material Legal Proceeding; and

                  (q) not agree or commit to take any of the actions described in clauses "(d)" through "(p)" above.


                                      23.

            7.3 Notification; Updates to Disclosure Schedule.

                  (a) During the Pre-Closing Period, Validity shall promptly notify Buyer in writing of:

                        (i) the discovery by Validity of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Validity or any of the Shareholders in this Agreement;

                        (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Validity or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                        (iii) any breach of any covenant or obligation of Validity or any of the Shareholders; and

                        (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 9 or Section 10 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 7.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Validity shall promptly deliver to Buyer an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Validity or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 9 has been satisfied.

            7.4 No Negotiation. During the Pre-Closing Period, neither Validity nor any of the Shareholders shall, directly or indirectly:

                  (a) solicit or encourage the initiation of any inquiry, proposal or offer from any person (other than Titan or Buyer) relating to a possible Acquisition Transaction (as defined below);

                  (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information or afford access to the properties, books or records of Validity to any person (other than Titan or Buyer) relating to or in connection with a possible Acquisition Transaction; or


                                      24.

                  (c) consider, entertain or accept any proposal or offer from any person (other than Titan or Buyer) relating to a possible Acquisition Transaction.

      The parties acknowledge that any breach of the foregoing provisions by any representative of Validity shall be deemed a breach by Validity. Validity shall promptly notify Buyer in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by Validity or any of the Shareholders or any of their representatives during the Pre-Closing Period. For purposes of this Agreement, "Acquisition Transaction" means any transaction involving: (i) the sale, license, disposition or acquisition of all or a material portion of Validity's business or assets; (ii) the issuance, disposition or acquisition of (1) any capital stock or other equity security of Validity (other than common stock issued to employees of Validity in routine transactions in accordance with the Validity's past practices), (2) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Validity (other than stock options granted to employees of Validity in routine transactions in accordance with Validity's past practices), or (3) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Validity; or (iii) any merger, consolidation, business combination, reorganization or similar transaction involving Validity.

      8. ADDITIONAL COVENANTS OF THE PARTIES.

            8.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the sale of the Shares and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the sale of the Shares and the other transactions contemplated by this Agreement. Validity shall (upon request) promptly deliver to Buyer a copy of each such filing made, each such notice given and each such consent obtained by Validity during the Pre-Closing Period.

            8.2 Public Announcements. During the Pre-Closing Period, (a) neither Validity nor any of its Shareholders shall (and Validity shall not permit any of its representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the other transactions contemplated by this Agreement, without Titan's or Buyer's prior written consent, and (b) Buyer will use reasonable efforts to consult with Validity prior to issuing any press release or making any public statement regarding the Agreement.

            8.3 Best Efforts. During the Pre-Closing Period, (a) Validity and the Shareholders shall use their best efforts to cause the conditions set forth in Section 9 to be satisfied on a timely basis, and (b) Buyer shall use its best efforts to cause the conditions set forth in Section 10 to be satisfied on a timely basis.

            8.4 Noncompetition Agreements. At or prior to the Closing, each of LeRoy L. Lang, W.F. Pittman, Jr., John E. Raftery, George E. Thomas and Glenwood
E. Bradley shall execute and deliver to Validity and Buyer a Noncompetition Agreement as reasonably requested by Buyer.


                                      25.

            8.5 Employee Retention Program. If and as reasonably requested by Buyer, Validity shall enter into employee retention agreements with employees identified by Buyer and Validity.

            8.6 Release. At the Closing, each of the Shareholders shall execute and deliver to Validity a Release in the form of Exhibit D.

            8.7 Stock Options. Following the Closing, Buyer shall grant to the key managerial employees of Validity (the "Key Employees") listed on Exhibit G hereto, either nonqualified options to acquire shares of Buyer's Common Stock and/or shares of Titan's Common Stock (the "Options") in Buyer's sole discretion. The Options will be granted to the Key Employees subject to substantially similar terms and conditions as options granted to similarly situated employees of Titan and Buyer. The exercise price for such options shall be set at the fair market value of Buyer's or Titan's (as the case may be) Common Stock on the date of grant and shall vest from the date of grant equally over four years, on an annual basis.

      9. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

            9.1 Accuracy of Representations. Each of the representations and warranties made by Validity and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to Buyer in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving effect to any update to the Disclosure Schedule and without giving effect to any "material adverse effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

            9.2 Performance of Covenants. All of the covenants and obligations that Validity and the Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

            9.3 Consents. All Consents required to be obtained in connection with the sale of Shares and the other transactions contemplated by this Agreement (including the consents identified in Schedule 4.5) shall have been obtained and shall be in full force and effect.

            9.4 Agreements and Documents. Buyer and Validity, as provided herein, shall have received the agreements, documents and deliveries set forth in Section 3.2, each of which shall be in full force and effect.

            9.5 Lease Amendment. Validity shall have entered into with its landlord for its facility located at 374 North Coast Highway 101, Suite F, Encinitas, California, an amendment to the facility lease modifying the term of the lease to be a month-to-month lease terminable by either Validity or the landlord on 90 days' prior written notice, but otherwise subject to the same terms and conditions as the existing facility lease, and Validity shall have


                                      26.

provided to Buyer a consent and estoppel certificate from such landlord in form and content acceptable to Buyer.

            9.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the sale of the Shares contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the sale of the Shares that makes consummation of the transactions contemplated hereby illegal.

            9.7 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the transactions contemplated hereby or seeking to prohibit or limit the exercise by Buyer of any material right pertaining to its ownership of securities of Validity.

            9.8 Legends. Validity shall have provided Buyer with evidence, reasonably satisfactory to Buyer, that all technical data, computer software and Validity Intellectual Property delivered or otherwise provided or made available by or on behalf of Validity to any Governmental Body in connection with Government Contracts have been marked with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) appropriate (under the FAR, under other applicable Legal Requirements or otherwise) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to any of such technical data, computer software or Validity Intellectual Property Assets and to ensure that Validity has not lost or relinquished and will not lose or relinquish any material rights with respect thereto.

            9.9 Invention Assignments. Buyer shall have received from Validity confidential invention and assignment agreements, reasonably satisfactory in form and content to Buyer, executed by all employees and former employees of Validity and by all consultants and independent contractors and former consultants and former independent contractors to Validity who have not already signed such agreements.

            9.10 No Material Adverse Effect. There shall not have occurred from and after December 31, 1997, any event, condition or state of facts that has resulted, or that is reasonably likely to result, in a material adverse effect on the assets, liabilities, business, financial condition or prospects of Validity or in the ability of Buyer to consummate the purchase of the Shares.

            9.11 Termination of Executive Employment Agreements. The Executive Employment Agreements between Validity and each of LeRoy L. Lang, W.F. Pittman, Jr., John E. Raftery and George E. Thomas (collectively, the "Principal Shareholders"), the Stock Redemption Agreement for Principal Shareholders dated February 25, 1993, as amended, and the Validity Corporation Stock Redemption Agreement between Validity and Carl J. Bubela and Sharon A. Donahoo dated February 25, 1993, as amended, shall each have been terminated without any liability or additional obligations on the part of Validity and without the payment of any additional compensation to any of the Principal Shareholders, Carl J. Bubela or Sharon A. Donahoo or any other person, including any amounts accrued as of December 31, 1997 or


                                      27.

thereafter for any obligations other than accruals for salaries and employment benefits accrued and paid in the ordinary course of business.

            9.12 Termination of Right of First Refusal. All rights of first refusal, including without limitation any provision in Validity's Bylaws, restricting the transfer of shares of Validity shall have been terminated or irrevocably waived to the satisfaction of Buyer.

      10. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS. The obligations of the Shareholders to effect the sale of Shares and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

            10.1 Accuracy of Representations. Each of the representations and warranties made by Buyer in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing as if made at the Closing Date (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

            10.2 Performance of Covenants. All of the covenants and obligations that Buyer is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

            10.3 Documents. The Shareholders shall have received the documents, agreements and deliveries required by Section 3.2.

            10.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the sale of the Shares contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the sale of the Shares that makes consummation of the transactions contemplated hereby illegal.

            10.5 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the transactions contemplated hereby or seeking to prohibit or limit the exercise by Buyer of any material right pertaining to its ownership of securities of Validity.

            10.6 Guaranty. The Line of Credit shall have been amended so that the Principal Shareholders shall have been released as guarantors of the Line of Credit or Buyer shall have indemnified the Principal Shareholders from and against any liability on the guaranties of the Line of Credit (other than for any liability arising from any breach of the Line of Credit or guaranties occurring prior to the Closing and not disclosed to Buyer in the Disclosure Schedules). Any person who has provided a guaranty or whose signature or cooperation is necessary will fully cooperate with Buyer and Buyer's Agents provided they incur no costs or liability to remove any encumbrances under the Line of Credit.


                                      28.

      11. ADDITIONAL AGREEMENTS.

            11.1 Payment of Taxes. The Shareholders have paid, or (to the extent not yet due and payable) will pay, in a timely fashion, all Taxes required to be paid attributable to their ownership of Shares in respect of all periods on or prior to the Closing Date, including without limitation, Taxes for which they are liable due to the status of Validity as an S corporation for federal income tax purposes (and any analogous provisions of state or local law) and, in particular, such Taxes arising as a result of the Election (as defined in Section 11.2) The Shareholders shall reimburse Buyer or Validity within ten (10) days of any payment by Buyer or Validity for the payment of, any and all such Taxes of Validity attributable to any taxable period ending on or prior to the Closing Date, other than up to $100,000 attributable to any built-in gain incurred under Section 1374 of the Code in connection with the deemed sale of assets caused by the Election ("Excluded Liability"). With respect to the reimbursement for Tax on any built-in gain incurred under Section 1374 of the Code, the amount required to be paid by the Shareholders shall be reduced for the present value tax savings excluding the amount of savings otherwise attributable to the first $100,000 of such tax (i.e., total available deductions multiplied by the applicable federal corporate income tax rate) that Validity will realize as a result of being able to amortize or depreciate the amount of such Tax as a part of the deemed purchase price of Validity's assets. Present value shall be calculated using the then applicable Federal rate for a debt of the same maturity as the amortization period.

            11.2 Tax Election. Buyer and each Shareholder shall jointly make the elections provided for by Sections 338(a) and 338(h)(10) of the Code and Treas. Reg. ss. 1.338(h)(10)-1 (and any comparable election under state or local law) with respect to the purchase of the Shares by Buyer (each, an "Election"). At the Closing, Buyer shall deliver a signed and completed Form 8023 to the Shareholders and the Shareholders shall execute and deliver the form to Buyer at the Closing. Also, Buyer and Shareholders shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules, and other documents as may be required) to effect and preserve a timely Election in accordance with the provisions of Treas. Reg. ss. 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provisions. Buyer and Seller shall report the purchase by Buyer of the Shares pursuant to the Agreement consistent with the Elections (and any comparable election under state or local tax laws) and shall take no position inconsistent therewith in any tax return, or any proceeding before any taxing authority or otherwise.

            11.3 Tax Allocations. In connection with the Elections, not later than the Closing, Buyer and Shareholders shall act together in good faith to (i) determine and agree upon a "Modified Aggregate Deemed Sales Price" of Validity (within the meaning of, and in accordance with, Treas. Reg. ss. 1.338(h)(10)-1(f)) and (ii) determine and agree upon the proper allocations (the "Allocations") of the "Modified Aggregate Deemed Sales Price" among the respective assets of Validity (in accordance with Section 338(b)(5) of the Code and Treasury regulations promulgated thereunder). Buyer and the Shareholders agree that the amount of the Purchase Price allocated to tangible personal property will not exceed the value of such assets on the books of Validity as of the Closing Date. Buyer and the Shareholders shall (i) be bound by such determinations and such Allocations for purposes of determining any taxes, (ii) prepare and file their tax returns on a basis consistent with such determinations and such Allocations and (iii)


                                      29.

take no position inconsistent with such determinations and Allocations on any applicable tax return, in any proceeding before any taxing authority or otherwise. In the event that any such Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute. Any liability for taxes arising from the Elections (other than the Excluded Liability which shall be payable by Validity) shall be borne by the Shareholders, jointly and severally.

      12. TERMINATION.

            12.1 Termination Events. This Agreement may be terminated prior to the Closing without either party incurring any termination fee:

                  (a) by Buyer if Buyer reasonably determines that the timely satisfaction of any condition set forth in Section 9 has become impossible (other than as a result of any failure on the part of Buyer to comply with or perform any covenant or obligation of Buyer set forth in this Agreement);

                  (b) by Validity if Validity reasonably determines that the timely satisfaction of any condition set forth in Section 10 has become impossible (other than as a result of any failure on the part of Validity or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Buyer);

                  (c) by Buyer if the Closing has not taken place on or before Closing (other than as a result of any failure on the part of Buyer to comply with or perform any covenant or obligation of Buyer set forth in this Agreement);

                  (d) by Validity if the Closing has not taken place on or before Closing (other than as a result of the failure on the part of Validity or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Buyer); or

                  (e) by the mutual consent of Buyer and Validity.

            12.2 Termination Procedures. If Buyer wishes to terminate this Agreement pursuant to Section 12.1(a) or Section 12.1(c), Buyer shall deliver to Validity prompt written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement. If Validity wishes to terminate this Agreement pursuant to
Section 12.1(b) or Section 12.1(d), Validity shall deliver to Buyer prompt written notice stating that Validity is terminating this Agreement and setting forth a brief description of the basis on which Validity is terminating this Agreement.

            12.3 Termination Fees.

                  (a) Validity shall pay Buyer a termination fee of $1,000,000 payable upon termination of this Agreement, if the Agreement is terminated due to Validity's or any of its Shareholders' material breach of this Agreement.


                                      30.

                  (b) Buyer shall pay to Validity a termination fee of $1,000,000, payable upon termination of this Agreement, if this Agreement is terminated due to Buyer's material breach of this Agreement.

                  (c) Validity, the Shareholders and Buyer agree that in the event this Agreement is terminated due to breach, the non-breaching party's sole and exclusive remedy shall be to collect the termination fees pursuant to this
Section 12.3. Each of the parties acknowledges that it is impractical or extremely difficult to estimate damages that a party would suffer due to termination for breach and that the termination fee represents the parties' best estimate of the sums which would be fair compensation for such damages.

            12.4 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither Validity nor Buyer shall be relieved of any obligation to pay a termination fee as set forth in Section
12.3 and (b) the parties shall, in all events, remain bound by and continue to be subject to the Confidentiality and Standstill Agreement dated January 20, 1998.

      13. INDEMNIFICATION.

            13.1 Survival of Representations, Etc.

                  (a) The representations and warranties made by Validity (including the representations and warranties set forth in Section 4 shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Titan Indemnitee (defined below) (acting in good faith) delivers to any of the Shareholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Validity (and setting forth in reasonable detail the basis for such Titan Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under this Section 13 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved, provided the Titan Indemnitee pursues such resolution in good faith and with due diligence.

                  (b) The representations, warranties, covenants and obligations of Validity and the Shareholders, and the rights and remedies that may be exercised by the Titan Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to (other than the Disclosure Schedule), or any investigation made by or knowledge of, any of the Titan Indemnitees or any of their representatives.

            13.2 Indemnification by Shareholders.

                  (a) From and after the Closing, the Shareholders, jointly and severally, shall hold harmless and indemnify each of the Titan Indemnitees from and against, and shall compensate and reimburse each of the Titan Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Titan Indemnitees or to which any of the Titan Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly


                                      31.

connected with: (i) any inaccuracy in or breach by Validity of any representation or warranty set forth in Section 4; (ii) any breach of any covenant or obligation set forth in this Agreement of Validity or any of the Shareholders; (iii) any claim by any former or present employee or consultant to Validity arising from any alleged promise to pay any special bonus in connection with the change of control of Validity or arising from a reassignment of the responsibilities of and/or changes in the compensation levels of executives of Validity following the change in control and (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)","(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Titan Indemnitee for the purpose of enforcing any of its rights under this Section 13).

                  (b) The Shareholders acknowledge and agree that, if Validity suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of Validity as an Titan Indemnitee) Buyer shall also be deemed, by virtue of its ownership of the stock of Validity, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

            13.3 Threshold; Ceiling.

                  (a) The Shareholders shall not be required to make any indemnification payment pursuant to Section 13.2 for any inaccuracy in or breach of any of their representations, covenants or obligations set forth herein until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Titan Indemnities, or to which any one or more of the Titan Indemnities has or have otherwise become subject, exceeds $1,000,000 in the aggregate (excluding (i) any liability for Taxes payable pursuant to Section 11 or for breach of the representation and warranty in Section 4.7 or any Legal Proceeding relating thereto, other than the Excluded Liability, (ii) any breach of the representation and warranty in Section 4.8(b) or any Legal Proceeding relating thereto, (iii) any liability under clause (ii) of Section 13.2(a) or any Legal Proceeding relating thereto, and (iv) any liability under Section 4.28 or any Legal Proceeding relating thereto, each of which shall be payable without any deductible and shall not be counted in determining the $1,000,000 threshold). If the total amount of such Damages exceeds $1,000,000, then the Titan Indemnities shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $1,000,000.

                  (b) Except as provided below, the indemnification liability of Shareholders under this Section shall be $2,000,000 and shall be payable solely through offsets against the Notes. The $2,000,000 cap on indemnification liability and the limitation on collection exclusively to offset against the Notes set forth in the preceding sentence does not apply to liabilities for Taxes payable under Section 11 or for breach of warranty under Section 4.7 as modified by the Disclosure Schedule.

            13.4 No Contribution. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Validity in connection


                                      32.

with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

            13.5 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Validity, Buyer, Titan or against any other Person) with respect to which any of the Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Titan Indemnitee pursuant to this Section 13, Buyer shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own with counsel selected by Buyer. Buyer shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent (as defined in Section 13.8); provided, however, that such consent shall not be unreasonably withheld. Consent may not be withheld if each Titan Indemnitee against whom the claim has been made receives, as part of the settlement or compromise, an unconditional release relating to such claim. Buyer shall give the Shareholders' Agent prompt written notice of the commencement of any such Legal Proceeding against Buyer or Validity; provided, however, that any failure on the part of Buyer to so notify the Shareholders' Agent shall not limit any of the obligations of the Shareholders under this
Section 13 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

            13.6 Definitions. For the purposes of this Section 13, the following definitions shall apply:

                  (a) "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature, regardless of whether in the case of a third party claim, the claim has any merit so long as Titan is pursuing such third party claim in good faith.

                  (b) "Titan Indemnitees" shall mean the following: (a) Buyer;
(b) Buyer's current and future affiliates (including Titan and Validity); (c) the respective Representatives of the persons or entities referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the persons or entities referred to in clauses "(a)," "(b)" and "(c)" above; provided, however, that the Shareholders shall not be deemed to be "Titan Indemnitees."

                  (c) "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

                  (d) "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

            13.7 Recovery of Damages from Notes. Any Titan Indemnitee that has directly or indirectly suffered, incurred or otherwise become subject to any Damages shall be entitled to offset the aggregate amount of such Damages plus interest thereon (computed at the


                                      33.

Prime Rate of Imperial Bank, subject to maximum rate permitted by law through an offset first pro rata against principal payable on all of the Notes and second pro rata against any interest accrued on the Notes; provided that the Titan Indemnitees comply with the following procedure:

                  (a) Prior to any offset, the Titan Indemnitee shall deliver to the Shareholders' Agent a Claim Notice that shall: (i) state that Titan Indemnitees has suffered or incurred Damages or reasonably believes in good faith it will prospectively incur Damages, (ii) specify the amount of such Damages and the date on which such Damages were suffered or incurred or are expected to be incurred and (iii) specify in reasonable detail the facts alleged as the basis for such Damages and the section or sections of this Agreement or other document the violation or breach of which is alleged to have resulted in or given rise to such Damages.

                  (b) If the Titan Indemnitee delivers a Claim Notice to the Shareholders' Agent and the Shareholders' Agent agrees with the Claim or fails to respond within 20 calendar days commencing on the delivery of the Claim Notice, then Buyer may offset the claim against the Notes.

                  (c) If, during the 20 day period commencing on the date of delivery of a Claim Notice, Buyer shall have received a written notice from or on behalf of the Shareholders' Agent stating that the Shareholders in good faith dispute the claim asserted in such Claim Notice, then Buyer shall not make any offset against the Notes until: (i) Buyer and the Shareholders' Agent agree in writing on the amount of Damages to be offset, or (ii) the disputed claim is resolved through a final arbitration in accordance with this Agreement.

            13.8 Shareholders' Agent. The Shareholders hereby irrevocably appoint LeRoy L. Lang as their agent for purposes of this Section 13 (the "Shareholders' Agent"), and LeRoy L. Lang hereby accepts his appointment as the Shareholders' Agent. Buyer shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 13, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Agent, as fully binding upon such Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders, then the Shareholders shall, within ten business days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Buyer of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of this Section 13. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders. The Shareholders' Agent shall be entitled to make such decisions as may be necessary under this Agreement without consulting with any other Shareholder and shall incur no liability and shall be indemnified, protected and held harmless by all such Shareholders (but not by Validity or Buyer) from any and all liability, loss, cost, claim, expense or liability (other than such liability as he may have as a Shareholder under this Agreement) for any action taken by the Shareholders' Agent in good faith in the exercise of his business judgment. If the Shareholders' Agent, in his sole discretion, does consult with the other Shareholders as to any matter, the vote of those persons holding more than 50% of the


                                      34.

outstanding principal amount of the Notes shall be controlling on any issue so submitted to the Shareholders for decision under this Section 13.8.

      14. MISCELLANEOUS.

            14.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

            14.2 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Buyer and its Representatives with respect to the Validity's business (and the furnishing of information to Buyer and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated herein. Validity shall not accrue or pay any fees, costs or expenses incurred by Validity until after the Closing. Any Shareholder who retains counsel or advisors (other than counsel to Validity) to advise or represent such Shareholder in connection with such transaction shall be responsible for paying such fees and shall not seek reimbursement from Validity or Buyer.

            14.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

            14.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


                                      35.

            if to Buyer:
                              The Titan Corporation
                              3033 Science Park Road
                              San Diego, CA  92121
                              Attention:  Ira Frazer, Esq., General Counsel
                              Telephone: (619) 552-9500
                              Facsimile: (619) 597-9055

            with a copy to:
                              Barbara L. Borden, Esq.
                              Cooley Godward LLP
                              4365 Executive Drive, Suite 1100
                              San Diego, CA  92121-2128
                              Telephone: (619) 550-6000
                              Facsimile: (619) 453-3555

            if to Validity:
                              Validity Corporation
                              364 North Coast Highway 101, Suite F
                              Encinitas, CA  92024-2594
                              Attention:  Carl J. Bubela
                              Telephone: (760) 942-8540
                              Facsimile: (760) 942-4451

            if to any of the Shareholders:

                              To the addresses listed on Exhibit A

            with a copy to:
                              P. Garth Gartrell, Esq.
                              Pillsbury Madison & Sutro LLP
                              101 West Broadway, Suite 1800
                              San Diego, CA  92101-8219
                              Telephone: (619) 234-5000
                              Facsimile: (619) 236-1995

            14.5 Time of the Essence. Time is of the essence of this Agreement.

            14.6 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

            14.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.


                                      36.

            14.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

            14.9 Successors and Assigns. This Agreement shall be binding upon:
Validity and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any) and Buyer and its successors and assigns (if any).

            14.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

            14.11 Waiver.

                  (a) No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            14.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

            14.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

            14.14 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the parties hereto and their respective successors and assigns (if any).


                                      37.

            14.15 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

            14.16 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

            14.17 Negotiation of Disputes. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty days of a written request by either party to the other, such dispute shall be referred to the Chief Executive Officer of Buyer and the Shareholders' Agent for resolution. Such persons shall hold a meeting to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 10 business days after such meeting, the Chief Executive Officer of Buyer and the Shareholders' Agent have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to arbitration as set forth in Section 14.18 below.

            14.18 Arbitration. Disputes that have not been successfully resolved pursuant to Section 14.17 above shall be submitted to final and binding arbitration under the then current commercial rules and regulations of JAMS Endispute ("JAMS") relating to voluntary arbitration in San Diego, California. The arbitration shall be conducted by three arbitrators, one selected by each party to the arbitration and one selected by arbitrators appointed by the parties. If the arbitrators cannot agree on a third arbitrator, the third arbitrator shall be selected in accordance with the JAMS rules. If a party fails to designate an arbitrator within the time limits set by the JAMS rules, the arbitrator selected by the other party shall be the sole arbitrator. All arbitrators must be knowledgeable in the subject matter at issue in the dispute. Each party shall initially bear its own costs and legal fees associated with such arbitration and the parties shall split the cost of the arbitrators. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator(s) shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at


                                      38.

the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason. The arbitrator(s) shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not be empowered to award punitive or exemplary damages or award any damages in excess of any limitations set forth in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have fully executed this Agreement, including Exhibits A through G and the Schedules attached hereto and incorporated herein and made a part hereof, as of the date first written above.


                                    TITAN TECHNOLOGIES AND INFORMATION
                                    SYSTEMS CORPORATION


                                    By:____________________________________

                                    Print Name:____________________________

                                    Title:_________________________________



                                    VALIDITY CORPORATION


                                    By:____________________________________

                                    Print Name:____________________________

                                    Title:_________________________________



SHAREHOLDERS OF VALIDITY:

                                    _______________________________________
                                    LEROY L. LANG


                                    _______________________________________
                                    W.F. PITTMAN, JR.


                                    _______________________________________
                                    JOHN E. RAFTERY


                                    _______________________________________
                                    GEORGE E. THOMAS


                                      39.

                                    _______________________________________
                                    GLENWOOD E. BRADLEY


                                    _______________________________________
                                    CARL J. BUBELA


                                    _______________________________________
                                    SHARON A. DONAHOO


                                    _______________________________________
                                    GEORGE T. GOFORTH


                                    _______________________________________
                                    PHILLIP W. BOWER


                                    _______________________________________
                                    DAVE M. GARRETT


                                    _______________________________________
                                    RALPH H. YATES, III


                                    _______________________________________
                                    JERRY D. CRAVEN


                                    _______________________________________
                                    JOE B. BROCK, JR.


                                    _______________________________________
                                    FRANK T. ZIFFER


                                    _______________________________________
                                    ROBERT O. ABNEY


                                    _______________________________________
                                    JEFFREY S. SILVA


                                      40.

                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS

                       Number
                      of Shares
                       Owned by                                   Shareholder
 Shareholder Name   Shareholder(1)   Net Cash         Note         Address
 ----------------   --------------   --------         ----         -------

LeRoy L. Lang           10,000   $1,879,637.26    $494,641.39 __________________

                                                              __________________


W.F. Pittman, Jr.       10,000    1,879,637.26     494,641.39 __________________

                                                              __________________


John E. Raftery         10,000    1,879,637.26     494,641.39 __________________

                                                              __________________


George E. Thomas        10,000    1,879,637.26     494,641.39 __________________

                                                              __________________


Glenwood E. Bradley      4,000      751,854.90     197,856.55 __________________

                                                              __________________


Carl J. Bubela           3,200      601,483.92     158,285.24 __________________

                                                              __________________


Sharon A. Donahoo        2,700      507,502.06     133,553.17 __________________

                                                              __________________


George T. Goforth        2,500      469,909.31     123,660.35 __________________

                                                              __________________

                       Number
                      of Shares
                       Owned by                                   Shareholder
 Shareholder Name   Shareholder(1)   Net Cash         Note         Address
 ----------------   --------------   --------         ----         -------

Phillip W. Bower         1,750      328,936.52      86,562.24 __________________

                                                              __________________


Dave M. Garrett          1,750      328,936.52      86,562.24 __________________

                                                              __________________


Ralph H. Yates III       1,500      281,945.59      74,196.21 __________________

                                                              __________________


Jerry D. Craven            750      140,972.80      37,098.10 __________________

                                                              __________________


Joe B. Brock, Jr.          750      140,972.80      37,098.10 __________________

                                                              __________________


Frank T. Ziffer            750      140,972.80      37,098.10 __________________

                                                              __________________


Robert O. Abney            500       93,981.87      24,732.07 __________________

                                                              __________________


Jeffrey S. Silva           500       93,981.87      24,732.07 __________________
                      ========= ==============  =============
         Totals:        60,650  $11,400,000.00  $3,000,000.00

(1)   As of the Closing Date.

                                    EXHIBIT B

                         FORM OF SECURED PROMISSORY NOTE

                                    EXHIBIT C

                            FORM OF PLEDGE AGREEMENT

                                    EXHIBIT D

                                 FORM OF RELEASE

                                    EXHIBIT E

                        OPINION OF SHAREHOLDERS' COUNSEL

                                    EXHIBIT F

                           OPINION OF BUYER'S COUNSEL











                                      F-1
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                                    EXHIBIT G

                            SCHEDULE OF KEY EMPLOYEES









                                      G-1